UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. ____ )

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NN, INC.
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NN, Inc.
Corporate Office                                                                                                                                           www.nnbr.com

2000 Waters Edge Drive • Building C, Suite 12 • Johnson City, TN 37604
423-743-9151 • fax 423-743-2670

April 6, 2011

Dear Shareholder:

You are cordially invited to attend the 2011 Annual Meeting of NN, Inc., which will be held on May 19, 2011, at 10:00 a.m., local time, at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, SC 29401.

The business to be conducted at the Annual Meeting is described in the attached Notice of Meeting and Proxy Statement.  You are urged to read the Proxy Statement carefully before completing the enclosed proxy card.

To assure your representation at the meeting, please mark, date and sign the proxy card and return it in the enclosed envelope at your earliest convenience, whether or not you plan to attend the meeting.  If you attend the Annual Meeting, you may revoke your proxy and vote in person if you so desire.  Management will not conduct a formal presentation at this year’s meeting.

Sincerely,

/s/ Roderick R. Baty

Roderick R. Baty
Chairman and Chief Executive Officer

NN, Inc.

2000 Waters Edge Drive, Building C, Suite 12

Johnson City, TN 37604

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Notice is hereby given that the Annual Meeting of Shareholders of NN, Inc., a Delaware corporation, will be held on May 19, 2011, at 10:00 a.m., local time, at Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, SC 29401. At the meeting, our shareholders will vote on the following proposals to:

(1)	Elect two Class I directors to serve for a term of three years;
(2)	Approve the NN, Inc. 2011 Stock Incentive Plan;
(3)	Approve an advisory resolution on executive compensation;
(4)	Approve an advisory vote on the frequency of future advisory votes on executive compensation;

(5)	Ratify the selection of PricewaterhouseCoopers LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2011; and

(6)	Conduct such other business as properly may come before the meeting.

Details regarding these matters are contained in the accompanying Proxy Statement.

Holders of record of Common Stock, as defined in the Proxy Statement, at the close of business on March 25, 2011, are entitled to notice of and to vote at the Annual Meeting.

YOUR VOTE IS VERY IMPORTANT.  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY VOTE BY TELEPHONE, BY INTERNET, OR COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.  YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

By Order of the Board of Directors,

/s/ William C. Kelly, Jr.

William C. Kelly, Jr.
Vice President, Chief Administrative Officer and Secretary

Johnson City, Tennessee
April 6, 2011

NN, INC.

PROXY STATEMENT

FOR

2011 ANNUAL MEETING OF SHAREHOLDERS

Proxies are being solicited by the board of directors of NN, Inc.  (the "Company"), in connection with the annual meeting of shareholders to be held on May 19, 2011 at the Renaissance Charleston Hotel, 68 Wentworth Street, Charleston, SC 29401 (the "Annual Meeting"), for the purpose of considering and acting upon the matters set forth in the foregoing Notice of Annual Meeting of Shareholders (the "Notice").  Shareholders of record of the Company's common stock, par value $0.01 per share ("Common Stock"), as of the close of business on March 25, 2011, will be entitled to vote at the meeting.  On March 25, 2011 (the "Record Date"), 16,688,374 shares of Common Stock were issued and outstanding.

The entire cost of this proxy solicitation is being paid by the Company.  In addition to solicitation by mail, officers and employees of the Company, without additional remuneration, may solicit proxies by telephone, facsimile transmission or personal contact.  Brokerage houses, banks, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares held by them of record and will be reimbursed by the Company for their expenses in so doing.

The SEC’s rules regarding the delivery of proxy materials to shareholders permit us to deliver a single copy of these documents to an address shared by two or more of our shareholders. This method of delivery is called “householding,” and can significantly reduce our printing and mailing costs. It also reduces the volume of mail you receive. This year, we are delivering only one set of proxy materials to multiple shareholders sharing an address, unless we receive instructions to the contrary from one or more of the shareholders. We will still be required, however, to send you and each other shareholder at your address an individual proxy voting card. If you would like to receive more than one set of proxy materials, we will promptly send you additional copies upon written or oral request directed to our Secretary at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604 or 423-743-9151. The same address and phone number may be used to notify us that you wish to receive a separate set of proxy materials in the future, or to request delivery of a single copy of our proxy materials if you are receiving multiple copies.

The mailing address of the Company's executive office is 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604. This Proxy Statement and the form of proxy were mailed to shareholders on or about April 6, 2011.

Voting; Quorum; Proxies

Each share of Common Stock outstanding on the Record Date is entitled to one vote on each matter submitted to a vote of shareholders at the Annual Meeting.  A quorum for the conduct of business is established when the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in the election of directors is present at the meeting or is represented by proxy. Abstentions and broker non-votes will be included in the number of shares considered present at the meeting tor the purpose of determining whether there is a quorum. Representatives of the Company will serve as inspectors of election for the Annual Meeting.

Shares represented by a properly executed proxy will be voted at the Annual Meeting in the manner specified.  In the absence of specific instructions, shares represented by a properly executed proxy will be voted for each of the nominees for election to the board of directors (“Board”) named herein, for the 2011 Stock Incentive Plan, for approval of the advisory resolution on executive compensation, to conduct future advisory votes on executive compensation every three years, and for ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's registered independent public accounting firm for 2011.

The Board does not now intend to bring before the Annual Meeting any matters other than those disclosed in the Notice, and it is not aware of any business that any other persons intend to bring before the Annual Meeting.  Should any such matter requiring a vote of the shareholders arise, the enclosed form of proxy confers upon the persons named therein the discretionary authority to vote the shares represented by the proxy as they deem appropriate.

A proxy may be revoked at any time before it is exercised by delivery to the Secretary of the Company of a written revocation or a subsequently dated proxy and will be deemed revoked if the shareholder votes in person at the Annual Meeting.

Required Vote

Proposal I:      Election of Directors.  Directors are elected by a plurality of the votes cast in person or by proxy.  Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

Proposal II:                      Adoption and Approval of 2011 Stock Incentive Plan.  To be adopted and approved, the 2011 Stock Incentive Plan must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter.  Abstentions and broker non-votes will not be taken into account in determining approval of the 2011 Stock Incentive Plan.

Proposal III:                      Advisory Resolution on Executive Compensation. To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter.  Abstentions will have the effect of “no” votes on this matter.  A broker non-vote will have no impact on the vote for this proposal.

Proposal IV:                      Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation.  To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter.  Abstentions will have the effect of “no” votes on this matter.  A broker non-vote will have no impact on the vote for this proposal.

Proposal V:                      Ratification of Registered Independent Public Accounting Firm.  To be approved, this matter must receive the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote on the matter.  Abstentions will have the effect of “no” votes on this matter. There will not be a broker non-vote with regard to this proposal.

Submission of Shareholder Proposals

Any shareholder proposal intended to be presented at next year's Annual Meeting must be received by the Company at its executive offices not later than December 15, 2011 in order to be considered for inclusion in the Company's proxy statement and form of proxy for such meeting.  These proposals should be sent to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  Proposals of shareholders not intended for inclusion in the Company’s 2012 proxy statement must be received by the Company in writing no later than February 28, 2012 in order to preclude the Company’s use of its discretionary proxy voting authority to vote on the proposal or nominee if the proponent is present at the 2012 annual meeting.

PROPOSAL I

Election of Directors

The Company's Certificate of Incorporation provides for the division of the Board into three classes: Class I, Class II and Class III.  Only one class of directors is elected at each annual meeting.  Each director so elected serves for a three-year term and until his or her successor is elected and qualified, subject to such director's earlier death, resignation or removal.

Nominees

Two Class I directors will be elected to the Board at the Annual Meeting.  The Company has nominated for election G. Ronald Morris and Steven T. Warshaw each a current director of the Company.  The nominees have indicated a willingness to continue to serve as directors if elected, but if either of them should decline or be unable to serve, the persons named as proxies intend to vote all shares in favor of the election of such other persons who may be nominated as replacements by the Board.  The Company takes into account diversity considerations in determining the slate of nominees and believes as a group the nominees bring a diverse range of perspective to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINATED DIRECTORS.

PROPOSAL II

Adoption and Approval Of The 2011 Stock Incentive Plan

Overview

On March 24, 2011, the Board adopted, subject to shareholder approval, the NN, Inc. 2011 Stock Incentive Plan (the “Plan”). The 2011 Plan is intended to replace the 2005 Plan, under which as of March 25, 2011 there were 77,949 shares available for grant. The Company will continue to grant under the 2005 Plan until the available pool has been exhausted. There were no shares available for grant under the 1994 Plan. Also, as of March 25, 2011 there were an aggregate of 1,029,820 options outstanding with a weighted average price of $9.18 and a weighted average term of 5.86 years and there were no full value shares outstanding.  The Board recommends that the Company’s shareholders approve the Plan because it believes that key employee, officer and non-employee director ownership in the Company serves the best interests of all shareholders by promoting a focus on long-term increase in shareholder value. The Plan continues to support this goal by increasing the Company’s flexibility in awarding equity-based compensation that meets our ongoing objective of aligning compensation with shareholder value. The Plan permits the grant of stock options (including non-qualified stock options and incentive stock options), stock appreciation rights (“SARs”), and other stock-based awards (including restricted stock and performance-based awards).

In determining the number of shares available for issuance under the Plan, we analyzed our average burn rate over the last three fiscal years, which is based on the number of awards granted in a year divided by the weighted average of common stock outstanding for that year. The Company’s three-year average annual burn rate has been 1.89% which is well below the Institutional Shareholder Services (“ISS”) burn rate threshold of 6.69% applied to the Company’s industry.

Promotion of Good Corporate Governance Practices

We have designed the Plan to include a number of provisions that we believe promote best practices by reinforcing the alignment between equity compensation arrangements for non-employee directors, officers, partners and other service providers and shareholders’ interests. These provisions include, but are not limited to, the following:

•	No Discounted Options or SARs. Stock options and SARs may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date.

•
No Repricing Without Shareholder Approval. At any time when the exercise price of a stock option or SAR is above the market value of the Company’s common stock, the Company cannot, without shareholder approval, “reprice” those awards by reducing the exercise price of such stock option or SAR or exchanging such stock option or SAR for cash, other awards, or a new stock option or SAR at a reduced exercise price.

•
No Liberal Share Recycling. Shares retained by or delivered to the Company to pay the exercise price or withholding taxes in connection with the exercise of an outstanding stock option or SAR, unissued shares resulting from the settlement of SARs in stock, and shares purchased by the Company in the open market using the proceeds of option exercises do not become available for issuance as future awards under the Plan.

•	No Dividends on Unearned Performance Awards and SARs. The Plan provides that dividends or dividend equivalent rights will not be paid on unearned performance-based awards, SARs, and options.

•
Fungible Share Design. Shares issued in connection with other stock-based awards, such as restricted stock or performance-based awards, reduce the number of shares authorized for issuance under the Plan at a higher rate than do shares issued upon exercise of stock options and SARs.

•	No Transferability. Awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Plan can be automatically replenished.

•	No Automatic Grants. The Plan does not provide for automatic grants to any participant.

•	No Tax Gross-Ups. The Plan does not provide for any tax gross-ups.

Summary of the Plan

The following is a summary of the detailed provisions of the Plan as proposed to be approved. The statements contained herein are qualified in their entirety by reference to the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

General.  The Plan authorizes the Compensation Committee to grant to eligible persons the following types of equity-based awards: options to purchase common stock that qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), options to purchase common stock that do not qualify as incentive stock options under the Code, SARs, other stock-based awards, and cash awards.

Administration. The Compensation Committee will administer the Plan. Subject to the express terms of the Plan, the Compensation Committee will have full power and authority to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including to determine when and to whom awards will be granted, including the type, amount, form of payment and other terms and conditions of each award. In addition, the Committee has the authority to interpret the Plan and the awards granted under the Plan, and establish rules and regulations for the administration of the Plan. All decisions, determinations, and interpretations of the Committee regarding the Plan and awards granted under the Plan will be final and binding on all participants and all other persons.

Participants.  Any person who is an employee, director, consultant or other service provider of the Company or any subsidiary of the Company may be selected by the Compensation Committee to participate in the Plan.  The Company currently has approximately 1,780 employees, six directors, and five consultants or other service providers that are eligible to participate in the Plan. Presently, the benefits or amounts that will be received by named executive officers (“Named Executive Officers”), as such term is defined in Item 402 of Regulation S-K, cannot be determined.

Shares Available.  The aggregate number of shares of common stock which may be made subject to all awards granted under the Plan is 2,500,000 shares. Any shares granted under options or SARs will be counted against the 2,500,000 limit on a one-for-one basis and any shares subject to other stock-based awards will be counted against this limit as 1.50 shares for every one share subject to such award.  As of March 25, 2011, the closing price of a share of the common stock of the Company on NASDAQ was $16.78.

Shares subject to awards that terminate or lapse without the payment of consideration may be granted again under the Plan. The Plan provides that shares not issued or delivered as a result of the net settlement of an outstanding SAR or option, shares used to pay the exercise price or withholding taxes related to an outstanding award, or shares repurchased on the open market with the proceeds of the option price do not become available for issuance as future awards under the Plan.

Types of Stock-Based Awards

 Stock Options.

 The holder of an option will be entitled to purchase a number of shares of common stock at a specified exercise price during a specified time period, all as determined by the Compensation Committee.  The Compensation Committee will establish the exercise price per share under each option, which will not be less than the fair market value (or 110% of the fair market value in the case of ISOs granted to individuals who own more than 10% of the common stock) of a share on the date the option is granted. The Compensation Committee will establish the term of each option, which in no case may exceed a period of ten (10) years from the date of grant (or five (5) years in the case of ISOs granted to individuals who own more than 10% of the Company’s common stock). Options granted under the Plan may be either ISOs or options that are not intended to qualify as ISOs, nonqualified stock options.

Stock Appreciation Rights.

A SAR provides the holder with the right to receive the monetary equivalent of the increase in value of a specified number of shares over a specified period of time after the right is granted. SARs may be granted to participants either in connection with an award of options (“tandem SARs”) or independent of an award of options (“stand-alone SARs”). The holder of a tandem SAR is entitled to elect between the exercise of the underlying option for shares of common stock or the surrender of the option in exchange for the receipt of a cash payment equal to the excess of the fair market value  of one share on the exercise date over the option price per share multiplied by the number of shares covered by the option, or portion thereof, which is surrendered. The holder of stand-alone SARs will be entitled to receive the excess of the fair market value (on the exercise date) over the exercise price for such shares multiplied by the number of shares covered by the SAR. The Compensation Committee will establish the terms and conditions of SARs. The Compensation Committee will establish the exercise price per share under each stand-alone SAR, which will not be less than the fair market value of a share on the date the SAR is granted. The Committee will also establish the term of each SAR, which in no case may exceed a period of ten (10) years from the date of grant.

Options and SARs issued under the Plan may not be repriced, replaced, or regranted through cancellation in exchange for cash, other awards, or a new option or SAR at a reduced exercise or base price, or by lowering the exercise price of a previously granted option, except with the prior approval of the Company’s shareholders or in connection with a change in the Company’s capitalization.

Other Stock-Based Awards

The Compensation Committee may grant restricted shares and awards that are valued in whole or in part based on the fair market value of shares (the “Other Stock-Based Awards”). The Compensation Committee will determine the form of the Other Stock-Based Awards and may impose terms and conditions on the grant of Other Stock-Based Awards. For example, the Compensation Committee may condition the awards on the completion of a specified period of service, the occurrence of an event, or the attainment of performance objectives.

Cash Bonuses

The Compensation Committee may grant cash bonuses in addition to other awards granted under the Plan. The Compensation Committee may determine the terms and conditions of the cash bonuses and the recipients of such cash bonuses. Any cash bonuses granted by the Compensation Committee to “covered employees” as defined in Section 162(m) of the Code must meet the requirements of Section 162(m) of the Code.

Change of Control

In the event of a change of control of the Company (as defined in the Plan), the Compensation Committee may:

•  accelerate, vest, or remove restrictions on awards;

•  cancel awards for fair value as determined by the Compensation Committee;

•  issue substitute awards; and

•  allow all options to be exercised for a period of 10 days prior to the change of control.

Transferability of Awards

Unless otherwise provided by the Compensation Committee, awards granted under the Plan may only be transferred by will or the laws of descent and distribution.

No Right to Company Employment

Nothing in the Plan or an award agreement will interfere with or limit in any way the right of the Company or its subsidiaries to terminate any participant’s employment or service with the Company or a subsidiary at any time or for any reason, with or without cause, nor will the Plan or an award itself confer upon any participant any right to continue his or her employment or service for any specified period of time. The Compensation Committee has no obligation to treat participants, holders, or beneficiaries of awards uniformly.

Amendment or Termination

The Compensation Committee may amend, change, or terminate the Plan, subject to the following:

•   Shareholder approval must be obtained to increase the total number of shares under the Plan or change the maximum number of shares for which an award may be granted to a participant.

•  Unless the amendment, change, or termination is due to compliance with the Code or other applicable laws, a participant must consent if it would materially adversely impair the participant’s rights under any award granted to the participant under the Plan.

Federal Income Tax Treatment

The following tax discussion is a general summary as of the date of this Proxy Statement of the U.S. federal income tax consequences to the Company and the participants in the Plan. The discussion is intended solely for general information and does not make specific representations to any participant. The discussion does not address state, local or foreign income tax rules or other U.S. tax provisions, such as estate or gift taxes. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

Stock Options

ISOs and non-qualified stock options (“NQSOs”) are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs are not intended to comply with such requirements.

A participant is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If a participant holds the shares acquired upon exercise of an ISO until the later of two years following the option grant date and one year following exercise, the participant’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the exercise price). If a participant disposes of stock acquired pursuant to exercise of an ISO before satisfying these holding periods, the participant will recognize ordinary income in the year of disposition in an amount equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares), over the exercise price paid for the shares, and capital gain or loss for any other difference between the sale price and the exercise price. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the participant’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the participant disposes of the shares in an amount equal to the ordinary income recognized by the participant.

In order for an option to qualify for ISO tax treatment, the grant of the option must satisfy various other conditions more fully described in the Code. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as a NQSO described below.

A participant is not taxed on the grant of a NQSO. On exercise, the participant recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the participant as ordinary income. The participant’s gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise, and otherwise is short-term capital gain (or loss). The measure of the gain (or loss) on disposition is the difference between the proceeds received on disposition and the participant’s basis in the shares (which generally equals the stock price on the exercise date). The Company does not receive a deduction for any such capital gain.

Stock Appreciation Rights

Generally, the holder of a stand-alone SAR will not recognize any taxable income at the time the stand-alone SAR is granted. If the stand-alone SAR is settled in cash, the cash will be taxable as ordinary income to the holder at the time that it is received. If the freestanding SAR is settled in shares, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the day they are received over any amounts paid by the holder for the shares.

With respect to tandem SARs, if a holder elects to surrender the underlying option in exchange for cash or stock equal to the appreciation inherent in the underlying option, the tax consequences to the holder will be the same as discussed above relating to freestanding SARs. If the holder elects to exercise the underlying option, the holder will be taxed at the time of exercise as if he or she had exercised a NQSO (discussed above).

The Company will be entitled to a deduction equal to the amount of ordinary income that the holder is required to recognize as a result of the exercise of a SAR.

Company Deduction and Section 162(m) of the Code

The Company generally will be entitled to a deduction for federal income tax purposes as described above with respect to each type of award. For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the three highest compensated officers (other than the chief executive officer and chief financial officer) for proxy reporting purposes, Section 162(m) limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual, except to the extent that such compensation is “performance-based compensation.”

Compliance with Section 409A of the Code

TheCompensation Committee will not grant, defer, accelerate, extend, modify, or pay out any award under the Plan in a manner that will impose additional tax under Section 409A of the Code upon a participant.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE 2011 STOCK INCENTIVE PLAN.

PROPOSAL III

Advisory Resolution On Executive Compensation

The Board is asking shareholders to approve an advisory resolution on the Company's executive compensation as reported in this Proxy Statement.  As described in the "Compensation Discussion and Analysis" section of this Proxy Statement, the goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company's profitability and enhance long-term shareholder value.  In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company's competitors;

•	tying a significant portion of an executive officer's compensation to the Company's and the individual's performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

Shareholders are urged to read the "Compensation Discussion and Analysis" beginning on page 16 of this Proxy Statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and other related compensation tables and narrative, appearing on pages 19 through 23, which provide detailed information on the compensation of our Named Executive Officers.  The Compensation Committee and the Board believe that the policies and procedures discussed in the "Compensation Discussion and Analysis" are effective in achieving our goals and that the compensation of our Named Executive Officers reported in this Proxy Statement has contributed to the Company's recent and long-term success.

In accordance with recently adopted Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a matter of good corporate governance, the Company is asking shareholders to approve the following advisory resolution at the 2011 Annual Meeting of Shareholders:

RESOLVED, that the shareholders of NN, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company's 2011 Annual Meeting of Shareholders.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL IV

Advisory Vote On The Frequency Of Future Advisory Votes On Executive Compensation

Pursuant to recently adopted Section 14A of the Exchange Act, the Board is asking shareholders to vote on whether future advisory votes on executive compensation of the nature reflected in Proposal III above should occur every year, every two years or every three years.

The Board believes that the most appropriate policy for the Company at this time is to hold an advisory vote on executive compensation every three years and therefore recommends that shareholders vote for future advisory votes on executive compensation to occur every three years.  An advisory vote every three years would give the Board sufficient time to thoughtfully consider the results of the vote and to implement any desired changes to executive compensation policies and procedures. Additionally, a three-year cycle would provide shareholders sufficient time to evaluate the effectiveness of the short- and long-term compensation strategies and their impact on the Company’s operating results.

This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the Board. Shareholders are able to select one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board's recommendation. Although non-binding, the Compensation Committee will carefully review and consider the voting results. Notwithstanding the Board's recommendation and the outcome of the shareholder vote, the Board may in the future years choose to conduct advisory votes on a more or less frequent basis and may change its practice and policies based on additional factors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY THREE YEARS.

PROPOSAL V

Ratification of Selection of Registered Independent Public Accounting Firm

The firm of PricewaterhouseCoopers LLP has been selected by the Audit Committee as the Company's registered independent public accounting firm for 2011.  Although it is not required to do so, the Board has determined that it is desirable to seek shareholders' ratification of the selection of PricewaterhouseCoopers LLP.  If the shareholders should not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the appointment.

Fees Paid to Registered Independent Public Accounting Firm

During 2010, PricewaterhouseCoopers LLP not only acted as the registered independent public accounting firm for the Company (work related to auditing the annual financial statements for fiscal year 2010 and reviewing the financial statements included in our Forms 10-Q), but also rendered on our behalf tax-related services. The following table sets forth the aggregate fees billed by PricewaterhouseCoopers LLP for audit services rendered in connection with the financial statements and reports for fiscal years 2010 and 2009 and for tax-related services rendered during fiscal years 2010 and 2009 on our behalf, as well as all expenses incurred in connection with these services, which have been or will be billed to us.

	2010	2009

Audit Fees	$1,303,607	$1,284,351
Tax Fees	404,951	401,028
Total	$1,708,558	$1,685,379

In accordance with Securities and Exchange Commission (“SEC”) definitions and rules, “audit fees” are fees billed to the Company for professional services for the audit of the Company's consolidated financial statements included in Form 10-K and review of financial statements included in Forms 10-Q, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements and “tax fees” are fees billed for tax compliance, tax advice and tax planning.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services to be provided to the Company by its registered independent public accounting firm prior to commencement of services.  The Chairman of the Audit Committee has the authority to pre-approve such services up to a specified fee amount and these pre-approved decisions are presented to the full Audit Committee at its next scheduled meeting.  Since the effective date of the SEC rules regarding strengthening auditor independence, all of the audit and tax services by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s policies and procedures.

Representatives of PricewaterhouseCoopers LLP will not be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Information about the Directors

The Board consists of six directors.  The Board has determined that each of the directors, with the exception of Mr. Baty, qualifies as “independent” as defined by the NASDAQ rules.  In making this determination, the Board has concluded that none of these directors has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

The following table sets forth the names of each current director (including the nominees for election), their age, their years of service as a director, the year in which their current term expires and their current positions with the Company.  The table is followed by a more detailed biographical description for each director.

Name	Age	Director Since	Term Expires	Positions with the Company

G. Ronald Morris	74	1994	2011	Director – nominee for re-election
Steven T. Warshaw	62	1997	2011	Director – nominee for re-election
Robert M. Aiken, Jr.	68	2003	2012	Director
Roderick R. Baty	57	1995	2012	Chairman of the Board, Chief Executive Officer, President and Director
Richard G. Fanelli	72	2005	2013	Director
Michael E. Werner	66	1995	2013	Director

G. Ronald Morris retired in 1999 from Western Industries, Inc., a contract manufacturer of metal and plastic products.  Mr. Morris had served as President, Chief Executive Officer and director of Western Industries, Inc. since July 1991.  From 1989 to 1991, Mr. Morris served as Chairman of the Board of Integrated Technologies, Inc., a manufacturer of computer software, and from 1988 to 1989, he served as Vice Chairman of Rexnord Corporation, a manufacturer of mechanical power transmission components and related products, including anti-friction bearings.  From 1982 to 1988, Mr. Morris served as President and Chief Executive Officer of PT Components, Inc., a manufacturer of mechanical power transmission components and related products that was acquired by Rexnord Corporation in 1988.

Director Nominee for Re-election Qualifications:  A member of the Board since 1994, Mr. Morris has extensive executive leadership and board experience with technology, precision metal, plastic and bearing manufacturers.  He brings to the Board substantial knowledge and expertise in product development and global manufacturing.  He also brings invaluable insight and perspective to the Company’s strategic development.

Steven T. Warshaw retired in 2005 from M Cubed Technologies, a developer and manufacturer of advanced composite materials and ultra-precise electronic components and modules.  Mr. Warshaw had served as President and Chief Executive Officer of M Cubed Technologies since July 2002.  Prior to this position, he served as President of Hexcel Schwebel, a global producer of advanced structural materials, from April 2000 to November 2001.  Mr. Warshaw served from February 1999 as Senior Vice President of Photronics, Inc., a global supplier to the semiconductor industry.  From 1996 to 1999, he served as President of Olin Microelectronic Materials, a company supplying technologically advanced chemicals, products, and services to semiconductor manufacturers.  Mr. Warshaw serves on the board of directors of Park Electrochemical Corp., a publicly held company.

Director Nominee for Re-election Qualifications:  A member of the Board since 1997, Mr. Warshaw brings considerable executive experience as well as providing the benefit of service on the board of directors of a publicly traded company. Mr. Warshaw has extensive knowledge and brings insights and perspectives from positions he has held in important areas, including global operations, product development, marketing and executive compensation.

Robert M. Aiken, Jr. retired in December 2003 as President of RMA Consulting, Inc., a management consulting firm he founded in 1998.  Prior to this position, Mr. Aiken served as Executive Vice President and Chief Financial Officer of Sunoco, an independent refiner and marketer of petroleum and petrochemical products.  Mr. Aiken held this position from 1996 and served as Senior Vice President and Chief Financial Officer from 1990 to 1996.  From 1970 to 1990 Mr. Aiken held various financial positions within Sunoco, Inc.  Prior to Mr. Aiken joining Sunoco, he held positions with Coopers and Lybrand and earlier with Hershey Foods. Through his extensive finance experience, Mr. Aiken offers valuable perspectives on the Company’s corporate planning, budgeting, financial reporting, and accounting.

Roderick R. Baty became President and Chief Executive Officer of the Company in July 1997 and was elected Chairman of the Board in September 2001.  He joined the Company in July 1995 as Vice President and Chief Financial Officer and was elected to the Board to fill a vacant seat in August 1995.  Prior to joining the Company, Mr. Baty served as President and Chief Operating Officer of Hoover Precision Products from 1990 to January 1995, and as Vice President and General Manager of Hoover Group from 1985 to 1990. Mr. Baty brings leadership and strategic expertise to the Board through his past senior executive positions and his long-term services as our Chief Executive Officer.

Richard G. Fanelli retired in 2000 from Enthone-OMI, Inc., where he spent the majority of his career.  Enthone-OMI, Inc. is a global specialty chemical company that develops, produces and markets high performance coatings for metals and plastics for the electronics, automotive, aerospace and telecommunications industries.  Mr. Fanelli served as President and Chief Executive Officer of Enthone-OMI, Inc. from 1992 to his retirement in 2000.  Prior to this position, Mr. Fanelli served as President of Enthone-OMI – Europe from 1991 to 1992.  From 1989 to 1991, he served as Executive Vice President and Chief Operating Officer of Enthone-OMI– North America.  Prior to this position, Mr. Fanelli held a variety of positions within Enthone-OMI, Inc. including positions in sales and marketing and general management. Mr. Fanelli brings significant industry and leadership experience to the Board as well as his knowledge of good corporate governance practices.

Michael E. Werner retired in 2009 from Werner & Associates, a management consulting firm that Mr. Werner co-founded in 1982 specializing in manufacturing companies.  During the five years prior to starting his business, Mr. Werner served as Director of Strategic Planning and Business Development for the Uniroyal Chemical Company.  He also has held positions with the New York Central Company, Western Electric Company and the Continental Group. Mr. Werner’s strategic insight and knowledge of marketing and strategic planning processes developed through a consultant’s perspective has been, and continues to be, valuable to the Board.

Compensation of Directors

Directors who are not employees of the Company are paid an annual retainer of $25,000 and a fee of $1,000 for each Board meeting attended, $750 for each committee meeting attended, and $500 for each teleconference meeting attended.  Additionally, committee chairs are paid an annual retainer of $3,250.  Directors who are employees of the Company do not receive any compensation for their service as directors.  Directors may elect to defer some or all of the compensation they are provided by the Company.  Additionally, the Compensation Committee has from time to time granted options to the non-employee directors.  The Company also reimburses all directors for out-of-pocket expenses incurred in attending Board and committee meetings.  Director compensation is reviewed and approved by the Compensation Committee.

The table below provides information about the compensation our directors received during 2010.

Director Compensation Table For 2010

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Robert M. Aiken, Jr.	44,240	44,200	--	--	--	--	88,440
Richard G. Fanelli	45,950	44,200	--	--	11,046	--	101,196
G. Ronald Morris	41,350	44,200	--	--	23,516	--	109,066
Steven T. Warshaw	49,040	44,200	--	--	--	--	93,240
Michael E. Werner	43,090	44,200	--	--	14,201	--	101,491

(1)
Due to the economic conditions the Company experienced in the fourth quarter of 2008 and throughout most of 2009, the Board voluntarily elected to reduce the annual retainer and meeting fees by 20% beginning January 1, 2009.   Due to improving economic conditions and cash flows, on November 18, 2009, the Compensation Committee reinstated the Board’s retainer and the meeting fees to normal levels and elected to repay in 2010 a portion of the amounts not paid in 2009.  Only amounts not paid during the period January 1, 2009 to June 30, 2009 were repaid.  The amounts repaid in 2010 pertaining to 2009 were $4,740, $4,200, $4,350, $5,040 and $4,590 for Messrs. Aiken, Fanelli, Morris, Warshaw and Werner, respectively.

(2)
Amounts represent the aggregate grant date fair value, as computed in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, of 10,000 shares of stock awarded Messrs. Aiken, Fanelli, Morris, Warshaw and Werner.  On March 16, 2010, the Company awarded 249,000 options to purchase the Company’s stock to five non-employee directors and eight executive officers and other key employees.  The market value of these shares on the date of grant was $4.42 per share.

The following table sets forth information with respect to nonqualified deferred compensation during 2010.

Nonqualified Deferred Compensation For 2010
Name	Director Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

Robert M. Aiken, Jr.	--	--	--	--	--
Richard G. Fanelli	--	--	11,046	--	87,198
G. Ronald Morris	--	--	23,516	--	381,294
Steven T. Warshaw	--	--	--	--	--
Michael E. Werner	--	--	14,201	--	349,280

Committees of the Board

Audit Committee.  The Audit Committee consists of Robert M. Aiken, Jr. who serves as Chairman, G. Ronald Morris and Steven T. Warshaw.  All members of the Audit Committee are independent as defined in the NASDAQ rules and Mr. Aiken has been designated as the “audit committee financial expert” as defined by Item 407(d) of Regulation S-K.  Among other matters described in its charter, the Audit Committee is responsible for engaging the registered independent public accounting firm to conduct the annual audit of the books and accounts of the Company and for reviewing the effectiveness of the internal auditing, accounting and financial controls of the Company with the registered independent public accounting firm and the Company's internal financial and accounting staff.  The Audit Committee originally adopted a written charter in June 2000.  This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.  The Audit Committee met five times in 2010.

Compensation Committee.  The Compensation Committee consists of Steven T. Warshaw who serves as Chairman, Michael E. Werner and Richard G. Fanelli.  All members of the Compensation Committee are independent as defined by NASDAQ rules.  The Compensation Committee annually reviews and approves corporate goals and objectives relative to the Chief Executive Officer evaluation, compensation and performance.  Additionally, the Compensation Committee is responsible for reviewing and approving the Company's executive compensation policies and practices and supervising the administration of the Company's employee benefit plans, including the 2005 NN, Inc. Stock Incentive Plan and, if approved, the 2011 Stock Incentive Plan.  In April 2003, the Compensation Committee presented to the Board and the Board approved a written charter.  This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.  The functions of the Compensation Committee are discussed in further detail in the section entitled "Compensation Committee Report" herein.  The Compensation Committee met six times in 2010.

Governance Committee. The Governance Committee was formed in 2002.  The Committee consists of Richard G. Fanelli who serves as Chairman, Michael E. Werner, and G. Ronald Morris.  All members of the Governance Committee are independent as defined by NASDAQ rules.

As provided in its charter, the Governance Committee is responsible for reviewing and recommending qualified candidates for membership on the Board. The Governance Committee seeks input from the Chairman, other board members, and professional search firms, if applicable. The Governance Committee will also consider and evaluate any qualified candidates recommended by shareholders.  In accordance with the Board's governance principles, the Governance Committee seeks to establish a board of directors that will bring to the Company a broad and diverse range of experience, knowledge and professional judgment. The Governance Committee believes that the Board should have collective competency, knowledge and experience with respect to corporate governance, business, finance and accounting, economics, industry knowledge, manufacturing, technology, legal and government affairs, risk management and international operations, among other things.

A candidate's competencies, experience and knowledge should enable him or her to contribute significantly to the governance of a complex, multi-million dollar business enterprise. The candidate should be independent in judgment and not represent the interests of particular constituencies.  The Governance Committee will review a candidate's qualifications and any potential conflicts they may have with the Company's interests.  In evaluating director nominees, including candidates submitted by shareholders, the Governance Committee will consider the candidate's experience, integrity, ability to make independent analytical inquiries, understanding of the Company's business environment and willingness to devote adequate time to Board duties.  The Governance Committee will also consider whether a candidate meets the definition of "independent director" under NASDAQ rules.

Shareholders who wish to recommend director candidates for the 2012 Annual Meeting of Shareholders should notify the Secretary in writing at NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  This notification must be received by the Company by December 15, 2011 and must provide information about the nominee's qualifications for board membership.  This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see "Submission of Shareholder Proposals" on page 2), nor does it apply to questions a shareholder may want to ask at the 2012Annual Meeting.  The Governance Committee Charter lists the qualifications against which a nominee will be judged.  A copy of the Charter can be obtained by writing to the Secretary at the address set forth above.  Alternatively, a copy of the Charter is available on the Company's website, www.nnbr.com.  The Governance Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the Proxy Statement.

The Company retains discretion to vote proxies it receives with respect to director nominations or any other business proposals received after December 15, 2011.  The Company retains discretion to vote proxies it receives with respect to such proposals received prior to December 15, 2011 provided (a) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (b) the proponent does not issue its own proxy statement.

The Company has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates.  No shareholder or group of shareholders who beneficially owned more than 5% of the Common Stock for at least one year at the time of such recommendation have recommended candidates for election to the Board.

Additionally, the Governance Committee is responsible for overseeing the process of providing information to the Board, developing corporate governance principles applicable to the Company, and providing oversight and reviewing the Board on an annual basis.  In October 2002, the Governance Committee adopted a statement of Principles of Corporate Governance.  In April 2003, the Governance Committee presented to the Board and the Board approved a written charter. This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.  The Governance Committee met two times in 2010.

Board Leadership

The Board is responsible for overseeing that the business of the Company is managed to meet the Company’s strategic goals and objectives and that the long-term interests of shareholders are served.  The Board’s leadership structure includes very active and engaged independent directors.  The Chairman of the Governance Committee approves the agenda for each Board meeting and presides over each executive session of independent directors which is held at each Board meeting.  Each of the committees of the Board are chaired and comprised solely of independent Board members.

Roderick Baty currently serves as both the Chairman of the Board and the President and Chief Executive Officer of the Company.  The Board believes that combining the chairman and executive officer positions is the most efficient and effective leadership structure for the Company.  As Chief Executive Officer, Mr. Baty is closely involved in the day-to-day operations of the Company.  The Board feels that due to this close involvement, Mr. Baty’s comprehensive knowledge of the Company’s business and industry and his ability to develop and implement strategic initiatives puts him in the best position to assess and evaluate critical strategic and business issues for further consideration and action by the independent Board.

The current leadership structure does not include a lead director, as the Board believes the current structure promotes a high level of open communication and involvement of all the Board’s independent members and committees and provides an effective balance for the management of the Company in the best interests of shareholders.

Board Oversight of Risk

The Board as a whole has responsibility for risk oversight.  This oversight responsibility of the Board and its committees is enabled by management reporting processes that are designed to provide maximum visibility to the Board of the identification and assessment of critical risks and management’s risk mitigation strategies.  The Board and its committees oversee risks associated with their respective principal areas of focus.  The Board is responsible for strategic, financial and execution risks and exposures associated with the annual operating plan, the five-year strategic plan, acquisitions and divestitures, senior management succession planning and general risk oversight.  The Audit Committee is responsible for risk and exposures associated with financial, accounting, legal and regulatory matters.  The Audit Committee oversees that management has established a process to assure an adequate system of internal controls and maintains the reliability of the accounting policies and financial reporting and disclosures of the Company.  The Company’s Vice President and Chief Compliance Officer is responsible for corporate risk management and reports directly to the Audit Committee on financial, accounting and regulatory matters.  The Governance Committee is responsible for the oversight of corporate governance and the selection of the candidates for the Board and the evaluation of the Board members.  The Compensation Committee is responsible for evaluating, approving and monitoring the executive compensation plans, policies and programs of the Company and to oversee other significant human resource issues. Additionally, the Compensation Committee is responsible for reviewing and overseeing the management of any risk related to the Company’s compensation plans, policies and programs.  The Compensation Committee reviews such risks annually and in connection with discussions of various compensation developments and benefits throughout the year.

Attendance at Board and Committee Meetings

The Board held eight meetings in 2010.  All current directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which they served.  While the Company does not have a policy requiring attendance by directors at the Annual Meeting, all of the current directors attended the 2010 Annual Meeting.

Communicating with the Board

Interested parties may contact the Board by sending correspondence to NN, Inc., Attention: Secretary, 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.  Any mail received by the Secretary with the exception of improper commercial solicitations will be forwarded to the members of the Board (or committee members, as appropriate) for their further action, if necessary.

Beneficial Ownership of Common Stock

Security Ownership of Management

The following table shows, as of March 25, 2011, the beneficial ownership of Common Stock by each director and nominee, each Named Executive Officer, and all directors and executive officers as a group, in each case as reported to the Company by such persons. Messrs. Trombetti and Anderson resigned from the Company effective December 31, 2010 and August 23, 2010, respectively.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned (2)		Percentage Beneficially Owned (2)
Roderick R. Baty	237,895	(3)	1.4%
James H. Dorton	74,333	(4)	*
Frank T. Gentry III	128,160	(5)	*
Jeffrey H. Hodge	40,685	(6)	*
William C. Kelly, Jr.	78,450	(7)	*
James O. Anderson	--	(8)	*
Nicola Trombetti	3,334	(9)	*
Michael E. Werner	90,287	(10)	*
G. Ronald Morris	93,000	(11)	*
Steven T. Warshaw	77,000	(12)	*
Robert M. Aiken, Jr.	79,000	(13)	*
Richard G. Fanelli	47,000	(14)	*
All directors and executive officers as a group (14 persons)	1,121,476		6.7%

*        Less than 1%

(1)	The address of the beneficial owner is c/o NN, Inc., 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.

(2)	Computed in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended. Includes shares of Common Stock subject to options exercisable within 60 days of March 25, 2011.

(3)	Includes 187,500 shares of Common Stock subject to presently exercisable options.

(4)	Includes 62,833 shares of Common Stock subject to presently exercisable options.

(5)	Includes 79,599 shares of Common Stock subject to presently exercisable options and 31,561 shares of Common stock owned by Mr. Gentry’s spouse.

(6)	Includes 28,000 shares of Common Stock subject to presently exercisable options.

(7)	Includes 62,000 shares of Common Stock subject to presently exercisable options.

(8)	Mr. Anderson resigned from the Company effective August 23, 2010.

(9)	Mr. Trombetti resigned from the Company effective December 31, 2010.

(10)	Includes 75,000 shares of Common Stock subject to presently exercisable options and 5,287 shares of Common stock owned by Mr. Werner’s spouse.

(11)	Includes 75,000 shares of Common Stock subject to presently exercisable options.

(12)	Includes 65,000 shares of Common Stock subject to presently exercisable options.

(13)	Includes 65,000 shares of Common Stock subject to presently exercisable options.

(14)	Includes 35,000 shares of Common Stock subject to presently exercisable options.

Security Ownership of Certain Beneficial Owners

The following table sets forth the number of shares of the Company's Common Stock beneficially owned by the only parties known to the Company's management to own more than 5% of the Company's Common Stock, based on 16,619,874 shares of Common Stock outstanding on December 31, 2010.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned
Dimensional Fund Advisors LP 1299 Ocean Avenue Santa Monica, CA 90401	1,355,408	(1)	8.2%
Royce & Associates, LLC 1414 Avenue of the Americas New York, NY 10019	1,318,650	(2)	7.9%

(1)  Amount based on Schedule 13G filed on February 11, 2011 with the SEC by Dimensional Fund Advisors LP.

(2)  Amount based on Schedule 13G filed on January 18, 2011 with the SEC by Royce & Associates, LLC.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Common Stock, is required to file with the SEC initial reports of beneficial ownership of the Common Stock and reports of changes in beneficial ownership of the Common Stock.  These persons also are required by SEC regulations to furnish the Company with copies of all filed reports.

Based solely on its review of the copies of these reports furnished to the Company for the year ended December 31, 2010, the Company is not aware of any instance of noncompliance with Section 16(a) by its directors, executive officers or owners of more than 10% of the Common Stock.

Compensation Discussion and Analysis

Compensation Principles

The goal of the Company is to structure its compensation arrangements for executive officers in a manner that will promote the Company's profitability and enhance long-term shareholder value.  In designing its compensation arrangements to achieve this goal, the Company is guided by the following objectives:

•	attracting and retaining qualified and dedicated executives who are essential to the long-term success of the Company;

•	providing compensation packages that are competitive with the compensation arrangements offered by comparable companies, including the Company's competitors;

•	tying a significant portion of an executive officer's compensation to the Company's and the individual's performance; and

•	directly aligning the interests of management with the interests of the shareholders through stock-based compensation arrangements.

In 2010, the components of the Company's executive compensation arrangements consisted of salary, bonus opportunities, stock option award opportunities and restricted stock opportunities pursuant to the 2005 Stock Incentive Plan.  Due to the economic situation the Company expected to face during 2010, the Board suspended the opportunity for the earning of cash bonuses for 2010.  During the second quarter of 2010, the Board determined it was appropriate to reinstate cash bonuses in light of the improved economic conditions and the dramatic improvement in earnings and cash flows of the Company.

Risk Considerations

The Company structures its executive compensation arrangements in order to encourage executives to take appropriate risks designed to enhance Company performance and increase shareholder value in the long-term.  The Company believes that providing a balanced mix of stock-based and cash compensation arrangements tied to both Company and individual performance goals provides an appropriate balance of incentives for executives and helps to avoid the taking of inappropriate risks.  The Compensation Committee has assessed our compensation objectives, principles and forms of equity and cash based benefits for all employees, including executives, and has concluded that the Company’s compensation program and principles do not create risks that are likely to have a material adverse effect on the Company.

Executive Officer Compensation

The Company believes the interests of the Company and its shareholders are best served by developing and maintaining compensation policies that are consistent and competitive with peer group companies.  The Company, therefore, periodically retains the services of an outside compensation consulting firm to conduct peer group benchmarking of public industrial companies of similar size, manufacturing capabilities and market segments and utilizes this information to aid in establishing a competitive compensation program for the Company.  The following criteria are utilized as a basis for this program: performance (revenue growth, earnings per share growth, return on net assets, return on equity and total shareholder return), executive pay, bonus, benefits, and awards under the long-term stock incentive plan.  The most recent benchmarking study conducted by Mercer, an outside consulting firm, in April 2010 included the following companies: WHX Corporation, Kaydon, Keystone Consolidated Industries, Haynes International Inc., Cascade Corporation, Ampco-Pittsburgh Corp., Gorman-Rupp Co., RBC Bearings Inc., MFRI Inc., Hardinge Inc., Flow Int’l Corp., Starett (L.S.), Universal Stainless & Alloy Products, and Northwest Pipe Company.  Additionally, the study utilized relevant published compensation surveys to develop total market data for executive management positions within the Company.

The current executive compensation structure includes a formal salary grade structure that establishes five levels of executive compensation within the Company.  In addition, a formal annual incentive bonus plan includes threshold, target and maximum awards based upon pre-established financial performance criteria.

Salary

The salary levels for the Company’s executive officers and other direct reports of the Chief Executive Officer are reviewed and determined annually by the Compensation Committee.  Salaries are established and adjusted based upon three factors: individual performance, financial performance of the Company and peer group, and total market data established by the compensation studies performed by an outside compensation consulting firm.  It is the policy of the Company to compensate executives in a targeted range of approximately the 50th percentile of market of total direct compensation.  Direct compensation is defined as base salary, bonus and awards under the long-term stock incentive plan.  For fiscal year 2009, the Board suspended salary increases for executive officers and employees due to the economic conditions the Company experienced.  Due to improved economic conditions, improved operating results and cash flow, the Board reinstated salary increase opportunities during 2010.

Annual Bonus

Annual bonus payments are made contingent on achieving certain goals and objectives as defined in a formalized plan.  Normally, at the beginning of each fiscal year, the Compensation Committee establishes net income goals for each operating business unit and the consolidated results of the Company based upon the Board-approved annual business plan.  The Compensation Committee then sets certain threshold, target and maximum bonus payment percentages for each executive officer dependent upon the executive’s salary level and base compensation.  The Compensation Committee, at its discretion, may make adjustments to the net income goals and set additional strategic goals based on certain factors as it feels appropriate and may grant bonuses using other criteria at its sole discretion.

For fiscal year 2009, the Board suspended the opportunity to earn cash bonuses for all executive officers and employees due to the economic conditions the Company experienced.   During the second quarter of 2010, the Board determined it was appropriate to reinstate the bonus plan based upon much improved economic conditions and the dramatic improvement in earnings and cash flows of the Company.  The Compensation Committee established a bonus plan that allowed for payment of bonuses to executive officers at target percentage levels contingent upon the Company reaching a goal of consolidated net income from normal operations of $13.8 million for the fiscal year of 2010.

The bonuses paid to Named Executive Officers for 2010 are set forth in the Summary Compensation Table.

Stock Incentive Plans

The 2005 Stock Incentive Plan (“2005 Plan”), which was adopted by the Board on April 8, 2005 and approved by the shareholders on May 18, 2005 reserves 1.0 million shares of Common Stock for the issuance of options and stock appreciation rights and 300,000 shares of restricted stock, restricted stock units, performance shares and stock awards to directors, executive officers and other key employees.  The 2005 Plan replaced the prior incentive plan which was adopted on March 2, 1994 and expired on March 2, 2004.  Stock options granted under the former plan prior to its expiration are exercisable upon vesting for a period of ten years after the date of grant.

Stock options and restricted share grants to the Company’s executive officers and managers are generally reviewed and determined annually by the Compensation Committee.  With respect to options and restricted shares awarded, the Committee considers the following:  recommendations from the independent compensation review, Mr. Baty’s recommendations (other than for himself), interests of the Company in rewarding officers and other key employees for superior performance, and the need for financial incentives for officers and employees to continue to perform in a superior manner.  During 2010, the Company awarded 26,296 options to three executive officers and other key employees and 249,000 shares of stock to five non-employee directors, eight executive officers and other key employees.

Currently, there are 71,949 shares remaining under the 2005 Plan.  The Board recommends that the shareholders vote to approve the new 2011 Stock Incentive Plan, which will allow the Company to retain its key employees and officers and to meet its ongoing objective of aligning compensation with long-term shareholder value.  See Appendix A of this Proxy Statement for a full description of the proposed plan.

Compensation of the Chief Executive Officer

The Company's decisions regarding compensation of its Chief Executive Officer are guided by the same policies and considerations that govern compensation of the Company's other executive officers.  Mr. Baty’s salary is established and adjusted based upon three factors: individual performance, financial performance of the Company, and peer group and total market data established by compensation studies performed by an outside compensation consulting firm.  The Compensation Committee reviews and evaluates Mr. Baty’s individual performance annually on the basis of his actual performance in comparison to written financial and strategic objectives established at the beginning of the year by Mr. Baty and the Compensation Committee.  The Compensation Committee also evaluates Mr. Baty based upon the financial performance of the Company as compared to the Company’s annual business plan and compares Mr. Baty’s compensation to the peer companies at the 50th percentile of market of total direct compensation. Direct compensation is defined as base salary, bonus, stock option award opportunities and long-term incentive plan opportunities.  For fiscal year 2009, the Board suspended salary increases for executive officers and employees due to the economic conditions the Company experienced.  Due to improved economic conditions, operating results and cash flow, the Board reinstated salary increase opportunities during 2010.  Additionally, on an annual basis, Mr. Baty prepares a written succession plan that is reviewed by the Compensation Committee.  This plan includes a plan of succession for Mr. Baty and the executive management of the Company.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes any public corporation from taking a deduction for compensation in excess of $1 million paid to its chief executive officer and certain other executive officers.  Certain performance-based compensation, however, is exempt from the deduction limit.  No formal policy has been adopted by the Company with respect to minimizing the risk that compensation paid to its executive officers will exceed the deduction limit.  No compensation paid to the executive officers in 2010 exceeded the limit imposed by Section 162(m).

Executive Compensation

The following table sets forth for the year ended December 31, 2010 information concerning the compensation paid for services rendered in all capacities by the Company to its Chief Executive Officer and Chief Financial Officer and to each of the other three most highly compensated executive officers of the Company whose annual salary and bonus in 2010 exceeded $100,000. Messrs. Trombetti and Anderson resigned from the Company effective December 31, 2010 and August 23, 2010, respectively.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)(5)(6)(7)(8)	Total ($)

Roderick R. Baty	2010	507,011	--	145,860	--	288,000	--	21,674	962,545
Chairman/Chief	2009	351,312	--	--	34,650	--	--	14,984	400,946
Executive Officer	2008	420,774	--	--	81,900	24,940	--	14,942	542,556

James H. Dorton	2010	295,664	--	75,140	--	135,000	--	15,571	521,375
Sr. Vice President –	2009	219,717	--	--	15,400	--	--	9,533	244,650
Chief Financial Officer	2008	250,006	--	--	32,760	10,550	--	14,327	307,643

Frank T. Gentry III	2010	329,218	--	75,140	6,072	150,000	--	21,400	581,830
Sr. Vice President –	2009	244,298	--	--	15,540	--	--	14,486	274,324
Managing Director,	2008	218,800	--	--	32,760	90,640	--	14,209	356,409
Metal Bearing
Components

Jeffery H. Hodge	2010	207,489	--	53,040	--	105,000	--	15,772	381,301
Vice President -	2009	165,136	--	--	11,550	--	--	10,118	186,804
General Manager	2008	159,089	--	--	24,570	6,752		9,872	200,283
U.S. Ball & Roller

William C. Kelly, Jr.	2010	189,122	--	53,040	--	85,500	--	18,270	345,932
Vice President -	2009	149,401	--	--	11,550	--	--	12,495	173,446
Chief Administrative	2008	169,259	--	--	24,570	7,174	--	11,085	212,088
Officer, Secretary

Nicola Trombetti	2010	359,301	--	--	24,552	--	--	781,054	1,164,907
Former Vice President,	2009	370,029	--	--	--	--	--	13,578	383,607
General Manager,	2008	397,126	--	--	32,760	43,821	--	15,300	489,007
NN Europe

James O. Anderson	2010	151,740	--	53,040	--	--	--	230,993	435,773
Former Vice President,	2009	198,808	--	--	11,550	--	--	12,010	222,368
Plastics & Rubber Div.	2008	215,000	--	--	32,760	8,600	--	12,585	268,945

______________________________

(1)
Due to the economic conditions the Company experienced in the fourth quarter of 2008 and throughout most of 2009, the Company’s executive management voluntarily elected to reduce their base salaries.  Mr. Baty’s base salary was reduced by 20% effective November 17, 2008.  Base salaries for Messrs. Dorton, Gentry, Hodge, Kelly and Anderson were reduced by 15% effective February 9, 2009.  Due to improving economic conditions and cash flows, on November 18, 2009, the Compensation Committee restored base salaries to the original levels.  Additionally, the Compensation Committee elected to repay in 2010 a portion equal to approximately 48% of the reduced 2009 salaries to all management and salaried employees.  The 2010 salary amounts include $51,539, $14,423, $17,864, $8,173, $9,808 and $11,163 for Messrs. Baty, Dorton, Gentry, Hodge, Kelly and Anderson, respectively for this repayment.

(2)
Generally, bonuses earned in one fiscal year are paid in the first quarter of the next year.  For fiscal year 2009, the Board elected to suspend the bonus program for all executive officers and employees.  The bonus program was reinstated during 2010.  Bonuses earned during 2010 were paid in March 2011.

(3)
Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 33,000, 17,000, 17,000, 12,000, 12,000 and 12,000 of stock awarded to Messrs. Baty, Dorton, Gentry, Hodge, Kelly and Anderson, respectively and 2,300 shares of stock options awarded Mr. Gentry.  On March 16, 2010, the Company awarded 249,000 shares of the Company’s stock to five non-employee directors, eight executive officers and other key employees and 26,296 options to purchase the Company’s stock to three executive officers and other key employees.  The market value of these shares on the date of grant was $4.42 per share.  The options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant.  The assumptions used to calculate the value of these option awards are set forth under Note 9 of the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Commission on March 14, 2011.

(4)	Amounts include $14,400 for a car allowance for each of Messrs. Baty, Dorton, Gentry, Hodge, Kelly and $13,154 for Mr. Anderson.

(5)
Amounts include $4,900, $4,900, $871, $3,168 and $2,895 in Company-matched contributions under a “401(k)” savings plan for Messrs. Baty, Gentry, Hodge, Kelly and Anderson, respectively.  This 401(k) savings plan is open to substantially all of the Company’s U.S. employees and officers who have met certain service and age requirements.

(6)
Amounts include $2,374, $1,171, $2,100, $501, $703 and $234 in premiums paid by the Company for supplemental life insurance for the benefit of Messrs. Baty, Dorton, Gentry, Hodge, Kelly and Anderson, respectively.

(7)	Amounts include $2,286 for a travel indemnity paid to Mr. Trombetti by the Company and $12,000 estimated use of a Company owned car.

(8)
Amounts include $80,899 in severance payments made in 2010 and $133,812 in accrued severance for Mr. Anderson and $766,768 in accrued severance for Mr. Trombetti calculated pursuant to Italian labor law.

The following table sets forth information with respect to options granted during 20010 to the Named Executive Officers.

Grants of Plan-Based Awards For 2010

		Estimated Future payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value ($) (1)
Name	Grant Date	Threshold ($)	Target($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Mr. Baty	2010	--	--	--	--	--	--	33,000	--	--	--
Mr. Dorton	2010	--	--	--	--	--	--	17,000	--	--	--
Mr. Gentry	2010	--	--	--	--	--	--	17,000	2,300	2.64	6,072
Mr. Hodge	2010	--	--	--	--	--	--	12,000	--	--	--
Mr. Kelly	2010	--	--	--	--	--	--	12,000	--	--	--
Mr. Trombetti	2010	--	--	--	--	--	--	--	9,300	2.64	24,552
Mr. Anderson	2010	--	--	--	--	--	--	12,000	--	--	--

Messrs. Trombetti and Anderson resigned from the Company effective December 31, 2010 and August 23, 2010, respectively.

(1)
Amounts represent the grant date fair value, as computed in accordance with the FASB ASC Topic 718, of 9,300 and 2,300 shares of stock options awarded Mr. Trombetti and Mr. Gentry, respectively.  On March 16, 2010, the Company awarded 26,296 stock options to two executive officers and other key employees.  The market value of these options on the date of grant was $4.42 per share.  The options granted to officers and other key employees vest over a period of three years beginning on the first anniversary of the date of grant and are exercisable at the closing market price of the date of grant.

(2)
On March 16, 2010, the Company awarded 249,000 shares of stock to five non-employee directors, nine executive officers and other key employees.  The market value of these shares on the date of grant was $4.42 per share.

The following table sets forth information with respect to outstanding equity awards as of December 31, 2010. Messrs. Trombetti and Anderson resigned from the Company effective December 31, 2010 and August 23, 2010, respectively.

Outstanding Equity Awards at Fiscal Year-End 2010

	Option Rewards					Stock Rewards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Mr. Baty	75,000	--	--	8.09	9/17/2011	--	--	--	--
	40,000	--	--	12.62	3/1/2014	--	--	--	--
	35,000	--	--	11.61	8/19/2015	--	--	--	--
	26,250	--	--	11.50	8/14/2016	--	--	--	--
	26,250	--	--	12.12	5/25/2017	--	--	--	--
	20,000	10,000	--	9.36	3/6/2018	--	--	--	--
	15,000	30,000	--	1.30	3/25/2019	--	--	--	--

Mr. Dorton	15,000	--	--	11.61	8/19/2015	--	--	--	--
	11,250	--	--	11.50	8/14/2016	--	--	--	--
	11,250	--	--	12.12	5/25/2017	--	--	--	--
	8,000	4,000	--	9.36	3/6/2018	--	--	--	--
	6,666	13,334	--	1.30	3/25/2019	--	--	--	--

Mr. Gentry	16,000	--	--	12.62	3/1/2014	--	--	--	--
	15,000	--	--	11.61	8/19/2015	--	--	--	--
	11,250	--	--	11.50	8/14/2016	--	--	--	--
	11,250	--	--	12.12	5/25/2017	--	--	--	--
	8,000	4,000	--	9.36	3/6/02018	--	--	--	--
	6,666	13,334	--	1.30	3/25/2019	--	--	--	--
	--	2,300	--	4.42	3/16/2020

Mr. Hodge	3,000	--	--	11.50	8/14/2016	--	--	--	--
	6,000	--	--	12.12	5/25/2017	--	--	--	--
	6,000	3,000	--	9.36	3/6/02018	--	--	--	--
	5,000	10,000	--	1.30	3/25/2019	--	--	--	--

Mr. Kelly	10,825	--	--	8.09	9/17/2011	--	--	--	--
	13,000	--	--	12.62	3/1/2014	--	--	--	--
	12,000	--	--	11.61	8/19/2015	--	--	--	--
	9,000	--	--	11.50	8/14/2016	--	--	--	--
	9,000	--	--	12.12	5/25/2017	--	--	--	--
	6,000	3,000	--	9.36	3/6/2018	--	--	--	--
	5,000	10,000	--	1.30	3/25/2019	--	--	--	--

Mr. Trombetti	10,000	--	--	10.67	5/28/2013	--	--	--	--
	13,000	--	--	12.62	3/1/2014	--	--	--	--
	15,000	--	--	11.61	8/19/2015	--	--	--	--
	11,250	--	--	11.50	8/14/2016	--	--	--	--
	11,250	--	--	12.12	5/25/2017	--	--	--	--
	8,000	4,000	--	9.36	3/6/2018	--	--	--	--

(1)	Stock options vest by one-third on each anniversary date over a three-year period beginning on the first anniversary date of grant.

The following table sets forth information with respect to option exercises and stock vesting as of December 31, 2010. Messrs. Trombetti and Anderson resigned from the Company effective December 31, 2010 and August 23, 2010, respectively.

Option Exercises and Stock Vested During 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Mr. Baty	66,300	48,005	33,000	145,860
Mr. Dorton	--	--	17,000	75,140
Mr. Gentry	--	--	17,000	75,140
Mr. Hodge	--	--	12,000	53,040
Mr. Kelly	--	--	12,000	53,040
Mr. Trombetti	--	--	--	--
Mr. Anderson	5,000	28,750	12,000	53,040

Employment and Change of Control Agreements with Named Executive Officers

Messrs. Baty, Dorton and Gentry have written employment agreements to serve in their respective positions that extend automatically for successive one-year terms unless either party gives notice of termination.  The Company may terminate each executive’s employment with or without cause, but if terminated without cause, the executive would continue to receive his annual salary, paid on a monthly basis, for one year from the date of termination.  Additionally, Messrs. Baty, Dorton, Gentry, Hodge and Kelly have a written change of control agreement.  These agreements state if an executive’s employment is terminated within two years following a change of control as defined in the document that each executive will receive a lump sum payment equal to a multiple of his annual salary plus a multiple of his median bonus available at his specific target percentage.  The multiple for each of the executive officers salary is as follows:  Mr. Baty – 2.5, Mr. Dorton – 2.0, Mr. Gentry – 2.0, Mr. Hodge – 2.0, Mr. Kelly – 2.0. The percentage for each of the executive officers bonus is Mr. Baty - 60%, Mr. Dorton - 45%, Mr. Gentry - 45%, Mr. Hodge – 45%, Mr. Kelly – 45%.  Additionally, some benefits will continue to be paid by the Company to each executive officer for a period of time of 12 months.  Each of Messrs. Baty, Dorton, Gentry, Hodge and Kelly has also agreed to a non-competition agreement that ends two years after the conclusion of his employment with the Company.

The following table shows the compensation these officers would have received under the employment agreements had a change in control occurred as of December 31, 2010.

Name	Compensation($)

Mr. Baty	1,784,350
Mr. Dorton	746,631
Mr. Gentry	743,350
Mr. Hodge	536,631
Mr. Kelly	473,850

Compensation Committee Report

The Compensation Committee:

•	Has reviewed and discussed the section in this Proxy Statement entitled “Compensation Discussion and Analysis” with management; and

•	Based on the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Members of the Compensation Committee:
Steven T. Warshaw
Richard G. Fanelli
Michael E. Werner

Compensation Committee Interlocks and Insider Participation

All compensation decisions during the fiscal year ended December 31, 2010 for each of the Named Executive Officers were made by the Compensation Committee, consisting of Messrs. Warshaw, Fanelli and Werner, none of whom is or was an officer or employee of the Company during the last fiscal year or prior to the last fiscal year, or had any relationship requiring disclosure pursuant to Item 404 of Regulation S-K.

Audit Committee Report to Shareholders

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.  Management has the responsibility for preparation of the Company’s financial statements and the registered independent public accounting firm has the responsibility for the audit of those statements.  Each member of the Audit Committee meets the independence requirements of the NASDAQ rules.

The Audit Committee has reviewed and discussed with the Company’s management and PricewaterhouseCoopers LLP, the Company’s registered independent public accounting firm, the audited financial statements of the Company for 2010; has discussed with PricewaterhouseCoopers LLP matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T; has received from the registered independent public accounting firm the written disclosures and letter required by PCAOB Rule 3526; and has discussed with the registered independent public accounting firm their independence, including whether PricewaterhouseCoopers LLP’s provision of non-audit services to the Company was compatible with maintaining PricewaterhouseCoopers LLP’s independence.  Based on the review and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

The Audit Committee originally adopted a written charter in June 2000.  This charter, which has been amended, is subject to review and reassessment at least annually.  This revised charter is included on the Company's website at www.nnbr.com.

Members of the Audit Committee:
Robert M. Aiken, Jr.
G. Ronald Morris
Steven T. Warshaw

Certain Relationships and Related Transactions

Except as described below, the Company did not engage in any transaction with a related person as defined under the rules of the SEC.  While the Board currently does not have a written policy with respect to approval of transactions with related parties, it is the policy of the Board to approve any transactions with related persons.  Any approvals would be reflected in the minutes of the meeting of the Board at which the Board approved the transaction.  Other than the transaction described below, the Company has not engaged in a related party transaction in the last six years.

As part of the Board-approved acquisition of Whirlaway Corporation on November 30, 2006, the Company entered into operating leases covering two of the Whirlaway manufacturing facilities with a company owned by Thomas Zupan, who is now an executive officer of the Company.  The terms of the leases are at prevailing market rates of the rental market in which the facilities are located.  The rent payments in 2009 and 2010 to Mr. Zupan were $0.6 million and $0.6 million, respectively.  The total future rental payments will be $0.6 million over one year. The Company has an option to extend the lease for three successive periods of five years each.

Annual Report

The Company's 2010 Annual Report to Shareholders, which includes its Annual Report on Form 10-K for the year ended December 31, 2010, is being mailed together with this Proxy Statement.  Exhibits to the Annual Report on Form 10-K may be obtained by contacting the Secretary of the Company at 2000 Waters Edge Drive, Building C, Suite 12, Johnson City, Tennessee 37604.

Notwithstanding anything to the contrary set forth in the Company’s previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report, and the Compensation Committee Report (included herein) shall not be incorporated by reference into any such filings.

By Order of the Board of Directors,

/s/ William C. Kelly, Jr.

William C. Kelly, Jr.
Vice President, Chief Administrative Officer and Secretary

SHAREHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE.  YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

Appendix A
NN, Inc.
2011 Stock Incentive Plan

I. Purpose of the Plan.  The purpose of the NN, Inc. 2011 Stock Incentive Plan (the “Plan”) is to aid NN, Inc., a Delaware corporation (the “Company”), and its Affiliates (defined below) in recruiting and retaining key employees, directors, consultants and other service providers of outstanding ability and to motivate such employees, directors, consultants and other service providers to exert their best efforts on behalf of the Company and its Affiliates by providing incentives through the granting of Awards (defined below). The Company expects that it will benefit from the added interest which such key employees, directors, consultants and other service providers will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

II. Definitions.  The following capitalized terms used in the Plan have the respective meanings set forth in this Section II:

“Act” means the Securities Exchange Act of 1934, as amended, or any successor thereto.

“Affiliate” means with respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

“Award” means an Option, Stock Appreciation Right, cash bonus, or Other Stock-Based Award granted pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Change of Control” means the occurrence with respect to the Company of any of the following events:  (i) a change in the ownership of the Company; (ii) a change in the effective control of the Company; (iii) a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this definition, a change in the ownership of the Company occurs on the date on which any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. A change in the effective control of the Company occurs on the date on which either (i) a person, or more than one person acting as a group, acquires ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or (ii) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board prior to the date of the appointment or election. A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group, other than a person or group of persons that is related to the Company, acquires assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition.

An event constitutes a Change in Control with respect to a Participant only if the Participant performs services for the Company, or the Participant’s relationship to the Company otherwise satisfies the requirements of Treasury Regulation Section 1.409A-3(i)(5)(ii).

The determination as to the occurrence of a Change in Control shall be based on objective facts and in accordance with the requirements of Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.

“Committee” means the Compensation Committee of the Board (or a subcommittee thereof as provided under Section 4), or such other committee of the Board (including, without limitation, the full Board) to which the Board has delegated power to act under or pursuant to the provisions of the Plan.

“Company” has the meaning set forth in Section I.

1

“Covered Employee” means an individual who is, with respect to the Company, an individual defined in Section 162(m)(3) of the Code, or any successor provision thereto.

“Disability” means Disability as defined for purposes of Section 409A of the Code.  In a dispute, the Disability determination shall be in the sole discretion of the Committee and a Participant (or his representative) shall furnish the Committee with medical evidence documenting the Participant’s disability or infirmity which is satisfactory to the Committee.

“Effective Date” means the date the Board approves the Plan, or such later date as is designated by the Board; provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders voting in person or by proxy at a duly held stockholders’ meeting, or if the provisions of the corporate charter, bylaws or applicable state law prescribes a greater degree of stockholder approval for this action, the approval by the holders of that percentage, at a duly held meeting of stockholders.

“Employment” means (i) a Participant’s employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant’s service as a consultant or other service provider, if the Participant is a consultant or other service provider to the Company or its Affiliates, and (iii) a Participant’s service as an non-employee director, if the Participant is a non-employee member of the Board.

“Fair Market Value” means, on a given date, (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no composite tape exists for such national securities exchange on such date, then the closing price on the principal national securities exchange on which such Shares are listed or admitted to trading, or, (ii) if the Shares are not listed or admitted to trading or quotation on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or (iii) if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith pursuant to the reasonable application of a reasonable valuation method under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).  With respect to (i) and (ii) above, if no sale of Shares shall have been reported on such composite tape or such national securities exchange on such date or quoted on the National Association of Securities Dealer Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

“ISO” means an Option that is also an incentive stock option granted pursuant to Section VI.D of the Plan.

“Option” means a stock option granted pursuant to Section VI of the Plan.

“Option Price” means the purchase price per Share of an Option, as determined pursuant to Section VI.A of the Plan.

“Other Stock-Based Awards” means Awards granted pursuant to Section VIII of the Plan.

“Participant” means an employee, director, consultant or other service provider of the Company or any of its Affiliates who is selected by the Committee to participate in the Plan.

“Performance-Based Awards” means certain Other Stock-Based Awards granted pursuant to Section VIII.B of the Plan.

“Permitted Holders” means, as of the date of determination, any and all of an employee benefit plan (or trust forming a part thereof) maintained by (i) the Company, or (ii) any corporation or other Person of which a majority of its voting power of its voting equity securities or equity interest is owned, directly or indirectly, by the Company.

“Person” means a “person”, as such term is used for purposes of Section 13(d) or 14(d) of the Act (or any successor section thereto).

“Plan” has the meaning set forth in Section I.

“Qualified Performance-Based Award” means (i) any Option or Stock Appreciation Right granted under Section X of the Plan, or (ii) any other Award that is intended to qualify for the Section 162(m) Exemption and is made subject to performance goals based on Qualified Performance Measures as set forth in Section X.

2

“Qualified Performance Measures” means one or more of the performance measures listed in Section X.B upon which performance goals for certain Qualified Performance-Based Awards may be established by the Committee.

“Section 162(m) Exemption” means the exemption from the limitation on deductibility imposed by Section 162(m) that is set forth in Section 162(m)(4)(C) of the Code or any successor provision thereto.

“Shares” means shares of common stock of the Company.

“Stock Appreciation Right” means a stock appreciation right granted pursuant to Section VII of the Plan.

“Subsidiary” means a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

III. Shares Subject to the Plan.  Subject to Section XI of the Plan, the total number of Shares which may be issued under the Plan is 2,500,000. The total number of Shares available for issuance under the Plan will be reduced by 1.50 Shares for each Share delivered in settlement of Other Stock-Based Awards and one (1) Share for each Share delivered in settlement of an Option or a Stock Appreciation Right. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares.  The issuance of Shares or the payment of cash upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares subject to Awards that terminate or lapse without the payment of consideration may be granted again under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Stock Appreciation Right or Option, (ii) Shares used to pay the exercise price or withholding taxes related to an outstanding Award, or (iii) Shares repurchased on the open market with the proceeds of the Option Price. Any Shares that become available for grant pursuant to this Section III shall be added back as one Share if such shares were subject to Options or Stock Appreciation Rights, and as 1.50 Shares if such shares were subject to Other Stock-Based Awards.

IV. Administration.  The Plan shall be administered by the Committee.  The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or advisable for the administration of the Plan.  The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or advisable.  Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time (including, without limitation, accelerating or waiving any vesting conditions).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.  Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company, any of its Affiliates or any of their respective predecessors, or any entity acquired by the Company or with which the Company combines.  The number of Shares underlying such substitute awards shall be counted against the aggregate number of Shares available for Awards under the Plan.  The Committee shall require payment of any minimum amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the exercise, vesting or grant of an Award.  Unless the Committee specifies otherwise, the Participant may elect to pay a portion or all of such minimum withholding taxes by (i) delivery in Shares, or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.  The number of Shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable minimum withholding taxes. The terms of this Section 4 are subject to the limitations set forth in Section V.B.

V. Limitations.

A. Term of Awards.  No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

B. Repricing.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

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VI. Terms and Conditions of Options.  Options granted under the Plan shall be, as determined by the Committee, non-qualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

A. Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date an Option is granted (other than in the case of Options granted in assumption or substitution of previously granted awards, as described in Section IV provided that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)). The terms of this Section 6(a) are subject to the limitations set forth in Section V.B.

B. Exercisability. Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.  Each Award agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or service with the Company or its Affiliates. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award agreements, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

C. Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section VI of the Plan, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (i), (ii), (iii) or (iv) in the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company to the extent permitted by law, (i) in cash or its equivalent (e.g., by personal check) at the time the Option is exercised, (ii) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles), (iii) partly in cash and partly in Shares (as described in (ii) above), (iv) if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased, or (v) to the extent the Committee shall approve in the Award agreement or otherwise, through “net settlement” in Shares. In the case of a “net settlement” of an Option, the Company will not require a cash payment of the Option Price of the Option set forth in the Award agreement, but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that have a Fair Market Value that does not exceed the aggregate Option Price set forth in the Award agreement. With respect to any remaining balance of the aggregate Option Price, the Company shall accept a cash payment. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

D. ISOs. The Committee may grant Options under the Plan that are intended to be ISOs. Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  No ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO.  If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan’s requirements relating to nonqualified stock options.  In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

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E. Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and/or shall withhold such number of Shares from the Shares acquired by the exercise of the Option, as appropriate.

VII. Terms and Conditions of Stock Appreciation Rights.

A. Grants. The Committee may also grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine), and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section VII (or such additional limitations as may be included in an Award agreement).

B. Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (other than in the case of a Stock Appreciation Right granted in assumption or substitution of previously granted awards, as described in Section IV; provided that such assumption or substitution is described in Treasury Regulation Section 1.409A-1(b)(5)(v)(D)); provided, however, that, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the exercise price may not be less than the Option Price of the related Option.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to a Stock Appreciation Right granted independent of an Option. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefor an amount equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date on which a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), as set forth in the Award agreement or as otherwise permitted by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.  No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. The terms of this Section 6(a) are subject to the limitations set forth in Section V.B.

C. Limitations. The Committee may impose, in its sole discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit, but in no event shall a Stock Appreciation Right be exercisable more than ten years after the date it is granted.

VIII. Other Stock-Based Awards.

A. Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (“Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made; the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

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B. Performance-Based Awards. Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section VIII may be based on the attainment of written performance goals approved by the Committee for a performance period established by the Committee (“Performance-Based Awards”). The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Participant and, if they have, shall so certify. In connection with such certification, the Committee, or its delegate, may decide that the amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula; provided that the Committee shall have the authority to waive any applicable performance goals. In the event the applicable performance goals are not waived by the Committee, payment of a Performance-Based Award will occur only after certification and will be made as determined by the Committee in its sole discretion after the end of the applicable performance period. No Participant shall have any rights to dividends or other rights of a stockholder with respect to Shares subject to a Performance-Based Award, except to the extent the applicable performance goals have been met.

IX. Plan Cash Bonuses.  While cash bonuses may be granted at any time outside this Plan, cash awards may also be granted in addition to other Awards granted under the Plan and in addition to cash awards made outside of the Plan.  Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom cash bonuses under the Plan shall be granted and the amount, terms and conditions of those cash bonuses.  Notwithstanding anything to the contrary in this Plan, no Covered Employee shall be eligible to receive a cash bonus granted under the Plan in excess of the Section 162(m) Exemption in any fiscal year; no cash bonus shall be granted pursuant to this Plan to any Covered Employee unless the cash bonus constitutes a Qualified Performance-Based Award, and no cash bonus awarded pursuant to the Plan shall be paid later than 2 ½ months after the end of the calendar year in which such bonus was earned.

X. Performance Goals for Certain Section 162(m) Awards.

A. 162(m) Exemption.  This Plan shall be operated to ensure that all Options and Stock Appreciation Rights granted hereunder to any Covered Employee qualify for the Section 162(m) Exemption.

B. Qualified Performance-Based Awards.  When granting any Award other than Options or Stock Appreciation Rights, the Committee may designate the Award as a Qualified Performance-Based Award, based upon a determination that the recipient is or may be a Covered Employee with respect to that Award, and the Committee wishes the Award to qualify for the Section 162(m) Exemption.  If an Award is so designated, the Committee shall establish performance goals for the Award within the time period prescribed by Section 162(m) of the Code based on one or more of the following Qualified Performance Measures, which may be expressed in terms of Company-wide objectives or in terms of objectives that relate to the performance of a Subsidiary or a division, region, department or function within the Company or a Subsidiary: (i) return on capital, equity, or assets (including economic value created); (ii) productivity or operating efficiencies; (iii) cost improvements; (iv) cash flow; (v) sales revenue growth; (vi) net income, earnings per share, or earnings from operations; (vii) quality; (viii) customer satisfaction; (ix) comparable site sales; (x) stock price or total stockholder return; (xi) EBITDA or EBITDAR; (xii) after-tax operating income; (xiii) book value per Share; (xiv) debt reduction; (xv) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or (xvi) any combination of the foregoing.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company or any Subsidiary and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or common stock outstanding, or to assets or net assets.  The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section X.B to exclude any of the following events that occurs during a performance period: (i) asset write-downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.  Measurement of the Company’s performance against the goals established by the Committee shall be objectively determinable, and to the extent goals are expressed in standard accounting terms, performance shall be measured according to generally accepted accounting principles as in existence on the date on which the performance goals are established and without regard to any changes in those principles after that date.

C. Performance Goal Conditions.  Each Qualified Performance-Based Award (other than an Option or Stock Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of performance goals established by the Committee based upon one or more of the Qualified Performance Measures, together with the satisfaction of any other conditions, such as continued employment, the Committee may determine to be appropriate; however, the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the performance goals will be waived upon the death or Disability of the Participant. To the extent necessary to comply with the Section 162(m) Exemption, with respect to grants of Qualified Performance-Based Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (i) select the performance goal or goals applicable to the performance period, (ii) establish the various targets and bonus amounts which may be earned for such performance period, and (iii) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Employee for such performance period.

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D. Certification of Goal Achievement.  Any payment of a Qualified Performance-Based Award granted with performance goals shall be conditioned upon the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.  In determining the amount earned by a Covered Employee for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.  Except as specifically provided in Section X.C, no Qualified Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Qualified Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Qualified Performance Measures or to increase the amount payable under, or the value of, the Award, or otherwise in a manner that would cause the Qualified Performance-Based Award to cease to qualify for the Section 162(m) Exemption.

XI. Adjustments upon Certain Events.  Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

A. Generally. In the event of any change in the outstanding Shares after the Effective Date by reason of any Share dividend or split, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange or change in capital structure, any distribution to stockholders of Shares (other than regular cash dividends) or any similar event, the Committee without liability to any person shall make such substitution or adjustment, if any, as it deems to be equitable (subject to Section XVIII), as to the number or kind of Shares or other securities issued or reserved for issuance as set forth in Section III of the Plan or pursuant to outstanding Awards; provided that the Committee shall determine in its sole discretion the manner in which such substitution or adjustment shall be made.

B. Change of Control. In the event of a Change of Control (or similar corporate transaction, whether or not including any Permitted Holder) after the Effective Date, the Committee may (subject to Section XVIII), but shall not be obligated to, (i) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, (ii) cancel such Awards for fair value (as determined in the sole discretion of the Committee) which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Options or Stock Appreciation Rights (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights) over the aggregate exercise price of such Options or Stock Appreciation Rights, (iii) provide for the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, or (iv) provide that for a period of at least 10 days prior to the Change of Control, such Options shall be exercisable as to all Shares subject thereto and that upon the occurrence of the Change of Control, such Options shall terminate and be of no further force or effect. For the avoidance of doubt, pursuant to (ii) above, the Committee may cancel Options and Stock Appreciation Rights for no consideration if the aggregate Fair Market Value of the Shares subject to such Options or Stock Appreciation Rights is less than or equal to the aggregate Option Price of such Options or exercise price of such Stock Appreciation Rights.

XII. No Right to Employment or Awards.  The granting of an Award under the Plan shall impose no obligation on the Company or any of its Affiliates to continue the Employment of a Participant and shall not lessen or affect the Company’s or any of its Affiliates’ right to terminate the Employment of such Participant.  No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards.  The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

XIII. Successors and Assigns.  The Plan shall be binding on all successors and assigns of the Company and the Participants, including, without limitation, the estate of each such Participant and the executor, administrator or trustee of such estate, and any receiver or trustee in bankruptcy or any other representative of the Participant’s creditors.

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XIV. Nontransferability of Awards.  Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.

XV. Amendments or Termination.  The Committee may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which, (a) without the approval of the stockholders of the Company, would (except as is provided in Section XI of the Plan) increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant, or (b) without the consent of a Participant, would materially adversely impair any of the rights under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other applicable laws (including, without limitation, to avoid adverse tax consequences to the Company or any Participant).

Without limiting the generality of the foregoing, to the extent applicable, notwithstanding anything herein to the contrary, this Plan and Awards issued hereunder shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretative guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding any provision of the Plan to the contrary, in the event the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code and related Department of Treasury guidance prior to payment to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and Awards and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (ii) take such other actions as the Committee determines necessary or appropriate to avoid the imposition of an additional tax under Section 409A of the Code.

XVI. Choice of Law.  The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws.

XVII. Effectiveness of Plan.  The Plan shall be effective as of the Effective Date, subject to the approval of the Company’s stockholders.

XVIII. Section 409A.  Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, any payment or delivery of Shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of Shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), any payment and/or delivery of Shares in respect of any Award subject to Section 409A of the Code that is linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its Affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.  The Company shall use commercially reasonable efforts to implement the provisions of this Section XVIII in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section XVIII.

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